UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2006

TASKER CAPITAL CORP.
(Exact name of Registrant as specified in its charter)

Nevada (State of incorporation)	0-32019 (Commission File No.)	88-0426048 (IRS Employer Identification No.)

39 Old Ridgebury Road
Danbury, Connecticut 06810
(Address of principal executive offices)

Registrant’s telephone number: (203) 730-4350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2006, the Board of Directors of Tasker Capital Corp. (the “Registrant”) granted to William Miller, a director of the Registrant, options to purchase 250,000 shares of common stock at an exercise price of $1.00 per share. Options to purchase 62,500 shares of common stock vested on May 11, 2006. The remainder of the options vest in eight equal quarterly installments commencing on September 30, 2006. The options expire on May 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASKER CAPITAL CORP.

Dated: May 17, 2006	By:	/s/ Stathis Kouninis
Stathis Kouninis
Chief Financial Officer